UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): September 22, 2020

LIBERTY LATIN AMERICA LTD.
(Exact Name of Registrant as Specified in Charter)

Bermuda	001-38335	98-1386359
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification #)
Clarendon House,
2 Church Street,
Hamilton HM 11, Bermuda
(Address of Principal Executive Office)
(303) 925-6000
(Registrant’s telephone number, including area code)

 Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbols	Name of Each Exchange on Which Registered
Class A Common Shares, par value $0.01 per share	LILA	The NASDAQ Stock Market LLC
Class C Common Shares, par value $0.01 per share	LILAK	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.02. UNREGISTERED SALES OF EQUITY SECURITIES

As previously reported on the Form 8-K filed by Liberty Latin America Ltd. (the “Company”) on June 28, 2019 (the “Prior 8-K”), on June 28, 2019, the Company completed the issuance and sale of $402.5 million aggregate principal amount of its 2.00% Convertible Senior Notes due 2024 (the “Notes”) in a private placement to qualified institutional buyers pursuant to an exemption from registration provided by Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”). The Notes were sold to certain financial institutions (the “Initial Purchasers”), pursuant to an exemption from registration provided by Section 4(a)(2) of the Securities Act. Pursuant to the indenture governing the Notes (the “Indenture”), the initial conversion rate for the Notes was 44.9767 Class C common shares, par value $0.01 per share, of the Company (the “Class C Common Shares”) per $1,000 principal amount of Notes (equivalent to an initial conversion price of approximately $22.2337 per Class C Common Share), subject to adjustment as set forth under the terms of the Indenture upon the occurrence of certain events. Pursuant to the terms of the Indenture, on September 21, 2020, the Company notified holders of the Notes that the conversion rate for the Notes was adjusted to 48.4315 per $1,000 principal amount of Notes, pursuant to anti-dilution adjustments arising out of the distribution on September 10, 2020 of the previously announced subscription rights to purchase Class C Common Shares made to all holders of common shares of the Company (the “Rights Distribution”).

As reported in the Prior 8-K, in connection with such issuance and sale of the Notes, on June 25, 2019 and June 26, 2019, the Company entered into capped call transactions (the “Capped Call Transactions”) with the Initial Purchasers or their affiliates. The Capped Call Transactions initially covered, subject to customary adjustments, an aggregate of approximately 18.1 million Class C Common Shares. Pursuant to the terms of the Capped Call Transactions, the aggregate number of Class C Common Shares relating to the Capped Call transactions increased to an aggregate of approximately 19.5 million pursuant to anti-dilution adjustments arising out of the Rights Distribution.

Item 9.01    Financial Statements and Exhibits

(d)        Exhibits.

Exhibit No.	Exhibit Name

101.SCH	XBRL Inline Taxonomy Extension Schema Document.
101.CAL	XBRL Inline Taxonomy Extension Calculation Linkbase Document.
101.DEF	XBRL Inline Taxonomy Extension Definition Linkbase.
101.LAB	XBRL Inline Taxonomy Extension Label Linkbase Document.
101.PRE	XBRL Inline Taxonomy Extension Presentation Linkbase Document.
104	Cover Page Interactive Data File.* (formatted as Inline XBRL and contained in Exhibit 101)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LIBERTY LATIN AMERICA LTD.

By:	/s/ MICHAEL D. OLIVER
Michael D. Oliver
Vice President, Global Financial Reporting

Date: September 22, 2020